      As filed with the Securities and Exchange Commission on July 10, 1998

                                                      Registration No. 333-45305


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                 Post-Effective
                                 Amendment No. 2
                                       to
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                       United Dominion Realty Trust, Inc.
             (Exact name of registrant as specified in its charter)
                            -------------------------
             Virginia                                        6513                                  54-0857512
   (State or other jurisdiction                  (Primary Standard Industrial                   (I.R.S. Employer
 of incorporation or organization)                Classification Code Number)                  Identification No.)

                              10 South Sixth Street
                         Richmond, Virginia 223219-3802
                                 (804) 780-2691
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)
                            -------------------------

                               Katheryn E. Surface
                       United Dominion Realty Trust, Inc.
                              10 South Sixth Street
                         Richmond, Virginia 223219-3802
                                 (804) 780-2691
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -------------------------

         Pursuant to its undertaking No. 2 in the Registration Statement, the registrant hereby removes from registration 669,875 shares of Common Stock remaining unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, and to authority conferred by Rule 478(a)(4) thereunder, the undersigned agent for service named in the Registration Statement, on behalf of the registrant and all other persons who signed the Registration Statement, has signed this Post-Effective Amendment to the Registration Statement in the City of Richmond, Commonwealth of Virginia on the 10th day of July, 1998.




                                           s/ Katheryn E. Surface
                                           ----------------------
                                             Katheryn E. Surface
                                              Agent for service